EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined statements of operations combine the historical condensed consolidated statements of operations of Solera Holdings, Inc. (the “Company”) and HPI Ltd. (“HPI”), giving effect to the acquisition and related events as if they had been consummated on the first day of the fiscal year presented. The unaudited pro forma condensed combined balance sheet combines the historical condensed consolidated balance sheets of the Company and HPI, giving effect to the acquisition and related events as if they had been consummated on the balance sheet date.

The Company and HPI have different fiscal year ends of June 30 and December 31, respectively. Accordingly, the unaudited pro forma condensed combined statement of operations for the twelve months ended June 30, 2008 has been derived by combining the audited historical consolidated statement of operations of the Company for the fiscal year ended June 30, 2008 and HPI’s unaudited historical statement of operations for the twelve months ended June 30, 2008 prepared on the basis of accounting principles generally accepted in the United States of America (US GAAP). The unaudited pro forma condensed combined statement of operations for the three months ended September 30, 2008 has been derived by combining the unaudited historical condensed consolidated statements of operations of the Company for the three months ended September 30, 2008 and HPI’s unaudited historical statement of operations for the three months ended September 30, 2008 prepared on the basis of US GAAP. The unaudited pro forma condensed combined balance sheet combines the unaudited historical condensed consolidated balance sheet of the Company as of September 30, 2008 and the unaudited historical balance sheet of HPI as of September 30, 2008 prepared on the basis of US GAAP, giving effect to the acquisition and related events as if they had been consummated on September 30, 2008 (see discussion at Note 1).

The pro forma information is being furnished solely for informational purposes and is not necessarily indicative of the combined financial position or results of operations that might have been achieved had the acquisition occurred on the dates indicated, nor is the pro forma information necessarily indicative of the future results of the combined company. The pro forma information is based on preliminary estimates and assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The pro forma information does not reflect cost savings expected to be realized from the elimination of certain expenses and from synergies expected to be created or the costs to achieve such cost savings or synergies. No assurance can be given that cost savings or synergies will be realized. Income taxes do not reflect the amounts that would have resulted had the Company and HPI filed consolidated income tax returns during the periods presented.

Pro forma adjustments are necessary to reflect the purchase price, including the new debt structure, and to adjust HPI’s net tangible and intangible assets and liabilities to preliminary estimated fair values. Pro forma adjustments are also necessary to reflect the amortization expense related to amortizable intangible assets, changes in depreciation and amortization expense resulting from fair value adjustments to net tangible assets, transaction costs and interest expense to finance the acquisition, and the income tax effects related to the pro forma adjustments.

The pro forma adjustments to HPI’s assets and liabilities and allocation of purchase price are preliminary and are based on Company management’s estimates of the fair value of the assets acquired and liabilities assumed.

The final purchase price allocation will be completed after asset and liability valuations are finalized. This final valuation will be based on the actual net tangible and intangible assets of HPI that existed as of the consummation of the acquisition on December 19, 2008. Any final adjustments may change the allocation of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements presented herein. Amounts preliminarily allocated to assets and liabilities, and the estimated useful lives of intangible assets with indefinite and definite lives, may change significantly, which could result in a material increase or decrease in amortization of definite lived intangible assets. Estimates related to the determination of the lives of assets acquired may also change, which could result in a material increase or decrease in depreciation or amortization expense.

Certain reclassifications have been made to conform HPI’s historical amounts to the Company’s presentation.

SOLERA HOLDINGS, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED JUNE 30, 2008

(In thousands, except for share amounts)

(Unaudited)

	Historical
	Solera Holdings, Inc.	HPI Ltd.	Pro Forma Adjustments	Note 3	Pro Forma Combined
Revenues	$539,853	$50,840	$—		$590,693

Cost of revenues:
Operating expenses	131,715	13,200	—		144,915
Systems development and programming costs	66,666	2,517	—		69,183

Total cost of revenues (excluding depreciation and amortization)	198,381	15,717	—		214,098
Selling, general and administrative expenses	154,532	11,294	—		165,826
Depreciation and amortization	95,266	16,999	(131)	(a)	112,134
Restructuring charges	13,286	2,889	—		16,175
Interest expense	45,730	209	1,808	(b)	47,747
Other income — net	(9,518)	(4,070)	3,731	(c)	(9,857)

	497,677	43,038	5,408		546,123

Income before provision for income taxes and minority interests	42,176	7,802	(5,408)		44,570
Income tax provision (benefit)	34,335	2,468	(196)	(d)	36,607
Minority interest in net income of consolidated subsidiaries	7,243	—	—		7,243

Net income	$598	$5,334	$(5,212)		$720

Net income per share:
Basic	$0.01				$0.01

Diluted	$0.01				$0.01

Weighted-average shares used in the calculation of net income per share:
Basic	63,500				63,500

Diluted	64,737				64,737

SOLERA HOLDINGS, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008

(In thousands, except per share amounts)

(Unaudited)

	Historical
	Solera Holdings, Inc.	HPI, Ltd.	Pro Forma Adjustments	Note 3	Pro Forma Combined
Revenues	$142,992	$12,138	$—		$155,130

Cost of revenues:
Operating expenses	33,279	2,859	—		36,138
Systems development and programming costs	16,258	713	—		16,971

Total cost of revenues (excluding depreciation and amortization)	49,537	3,572	—		53,109
Selling, general and administrative expenses	38,734	2,458	—		41,192
Depreciation and amortization	21,236	—	3,326	(a)	24,562
Restructuring charges	471	—	—		471
Interest expense	11,066	16	430	(b)	11,512
Other income — net	(3,498)	(586)	927	(c)	(3,157)

	117,546	5,460	4,683		127,689

Income before provision for income taxes and minority interests	25,446	6,678	(4,683)		27,441
Income tax provision (benefit)	9,009	1,944	(1,070)	(d)	9,883
Minority interest in net income of consolidated subsidiaries	2,090	—	—		2,090

Net income	$14,347	$4,734	$(3,613)		$15,468

Net income per share:
Basic	$0.22				$0.24

Diluted	$0.22				$0.24

Weighted-average shares used in the calculation of net income per share:
Basic	64,365				64,365

Diluted	64,978				64,978

SOLERA HOLDINGS, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2008

(In thousands)

(Unaudited)

	Historical
	Solera Holdings, Inc.	HPI Ltd.	Pro Forma Adjustments	Note 3	Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$159,969	$16,973	$(124,364)	(e)	$52,578
Accounts receivable — net	91,705	7,171	—		98,876
Other receivables	8,995	10,334	—		19,329
Other current assets	18,121	620	—		18,741
Deferred income tax assets	4,285	250	—		4,535

Total current assets	283,075	35,348	(124,364)		194,059
PROPERTY AND EQUIPMENT — Net	46,478	6,249	665	(h)	53,392
OTHER ASSETS	20,066	—	—		20,066
LONG TERM DEFERRED INCOME TAX ASSETS	5,219	—	—		5,219
GOODWILL	599,975	122,390	(57,918)	(e)	664,447
INTANGIBLE ASSETS — Net	298,612	56,698	25,426	(e)	380,736

TOTAL	$1,253,425	$220,685	$(156,191)		$1,317,919

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$29,514	$190	$—		$29,704
Accrued expenses and other current liabilities	94,150	9,299	—		103,449
Income taxes payable	14,441	11,505	—		25,946
Deferred income tax liabilities	695	—	—		695
Current portion of long-term debt	5,984	—	—		5,984

Total current liabilities	144,784	20,994	—		165,778
LONG-TERM DEBT	588,337	—	20,440	(e)	608,777
OTHER LIABILITIES	30,520	—	—		30,520
LONG-TERM DEFERRED INCOME TAX LIABILITIES	34,262	17,010	6,050	(f)	57,322

Total liabilities	797,903	38,004	26,490		862,397

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	16,096	—	—		16,096
STOCKHOLDERS’ EQUITY:
Common shares, $0.01 par value: 150,000,000 shares authorized; 64,816,018 issued and outstanding as of September 30, 2008.	513,373	205,886	(205,886)	(g)	513,373
Accumulated deficit	(95,810)	(32,621)	32,621	(g)	(95,810)
Accumulated other comprehensive (loss) income	21,863	9,416	(9,416)	(g)	21,863

Total stockholders’ equity	439,426	182,681	(182,681)		439,426

TOTAL	$1,253,425	$220,685	$(156,191)		$1,317,919

SOLERA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

On December 19, 2008 (“Acquisition Date”), the Company (through an indirect wholly owned subsidiary) entered into an agreement to acquire 100% of the outstanding share capital of HPI Limited (“HPI”) from a subsidiary of Aviva Plc (“Seller”). HPI is a leading provider of used vehicle validation services in the United Kingdom. HPI’s operating results since the Acquisition Date have been included in the Company’s unaudited condensed consolidated statements of operations for the three and six months ended December 31, 2008.

The Company and HPI have different fiscal year ends of June 30 and December 31, respectively. The HPI pro forma financial data has been adjusted from a fiscal year end of December 31 to a fiscal year of June 30 to conform to the Company’s fiscal year end. The following financial information is summarized, on a pro forma basis, as if the Company and HPI were combined at the beginning of the fiscal periods presented.

The unaudited pro forma condensed combined statement of operations for the twelve months ended June 30, 2008 combines the audited historical condensed consolidated statement of operations of the Company, prepared on the basis of accounting principles generally accepted in the United States of America (US GAAP), for the fiscal year ended June 30, 2008 (in US dollars) with the unaudited historical statement of operations of HPI, prepared on the basis of International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB), for the twelve months ended June 30, 2008 (translated from Pound Sterling into US dollars using the weighted average exchange rates in effect for the period), as adjusted for US GAAP. HPI’s historical unaudited financial statements for the twelve months ended June 30, 2008 were derived by adjusting the results of HPI’s fiscal year ended December 31, 2007 by adding the results for the six months ended June 30, 2008 and deducting the results for the six months ended June 30, 2007.

The unaudited pro forma condensed combined statement of operations for the three months ended September 30, 2008 combines the unaudited historical condensed consolidated statement of operations of the Company prepared on the basis of US GAAP for the three months ended September 30, 2008 (in US dollars) with the unaudited historical statement of operations of HPI, prepared on the basis of IFRS as issued by the IASB, for the three months ended September 30, 2008 (translated from Pound Sterling into US dollars using the weighted average exchange rates in effect for the period), as adjusted for US GAAP.

The unaudited pro forma condensed combined balance sheet combines the unaudited historical condensed consolidated balance sheet of the Company as of September 30, 2008, prepared on the basis of US GAAP (in US dollars) with the unaudited historical balance sheet of HPI as of September 30, 2008, prepared on the basis of IFRS as issued by the IASB (translated from Pound Sterling into US dollars using the exchange rate in effect at September 30, 2008), as adjusted for US GAAP, giving effect to the acquisition and related events as if they had been consummated on September 30, 2008.

The material differences between HPI’s historical statements of operations and balance sheet prepared on the basis of IFRS as issued by the IASB and US GAAP are: (1) the US GAAP “push-down” of the value of goodwill and intangible assets related to HPI recorded by HPI’s parent company and the related amortization of intangibles other than goodwill, which resulted from the purchase of HPI by the predecessor’s ultimate parent in August 2004 and (2) the elimination of the IFRS-mandated annual mark-to-market fair values of HPI’s property and the recording of depreciation under US GAAP. HPI’s balance sheet at September 30, 2008, as adjusted for US GAAP, reflects net push-down of aggregate goodwill, intangible assets and related deferred tax liability of approximately $162,078,000 and HPI’s unaudited historical statement of operations for the twelve months ended June 30, 2008, as adjusted for US GAAP, reflects amortization of approximately $15,466,000 of such intangibles. At the beginning of the three months ended September 30, 2008, HPI’s parent company classified all assets related to HPI as held for sale. As such, no amortization and depreciation is reflected in HPI’s unaudited historical statement of operations for the three months ended September 30, 2008, as adjusted for US GAAP.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only, and are not indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of each of the periods presented, nor is the pro forma information necessarily indicative of the future results of the combined company. The pro forma information is based on preliminary estimates and assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The pro forma information does not reflect cost savings expected to be realized from the elimination of certain expenses and from synergies expected to be created or the costs to achieve such cost savings or synergies. No assurance can be given that cost savings or synergies will be realized. Income taxes do not reflect the amounts that would have resulted had the Company and HPI filed consolidated income tax returns during the periods presented.

2.	PRELIMINARY PURCHASE PRICE ALLOCATION

        The total consideration for the transaction was $122,767,000 (£79,698,000), consisting of $103,293,000 (£67,056,000) in cash paid to Seller at closing and a subordinated note in the principal amount of $17,330,000 (£11,250,000) issued to Seller and guaranteed by the Company (the “Seller Note”). The Seller Note accrues interest at an annual rate of 8.0% and becomes due and payable in full on December 31, 2011, subject to certain acceleration events contained in the Seller Note and restrictions contained in the Company’s Amended and Restated First Lien Credit and Guaranty Agreement (the “Credit Facility”). Interest on the Seller Note is payable annually. In addition, the Company incurred transaction costs of approximately $2,144,000 (£1,392,000) related to the acquisition, which are accounted for as part of the purchase price. The stock purchase agreement also provides that Seller will be entitled to additional cash payments following closing up to a maximum aggregate amount of approximately $7,394,000 (£4,800,000) if HPI achieves certain financial performance targets during the calendar years 2009, 2010 and/or 2011. All amounts payable to Seller are payable in Pound Sterling. A copy of the share purchase agreement was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2008 filed with the Securities and Exchange Commission on February 9, 2009.

The determination of the purchase price is based on the actual purchase price consideration. The allocation of purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired, including fair values of identifiable intangible assets, and the fair value of liabilities assumed as of the date of acquisition. The excess of the purchase price over the fair value of assets and liabilities acquired is allocated to goodwill. The purchase price allocation will remain preliminary until the Company completes a valuation of significant tangible and identifiable intangible assets acquired and determines the fair values of other assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed by the end of the Company’s fiscal year 2009. The final amounts allocated to assets and liabilities could cause material differences in the information presented in the unaudited pro forma combined condensed financial statements.

3.	UNAUDITED COMBINED PRO FORMA ADJUSTMENTS

(a)	Reflects amortization for identified intangible assets based on the estimated fair values assigned to these assets at the date of acquisition and estimated useful lives for customer relationships (15 years), developed technology/databases (12 years), trademarks (indefinite), and the elimination of historical HPI intangible amortization calculated on a straightline basis. Assuming an aggregate weighted average useful life of 13 years, amortization on an accelerated basis to reflect the pattern in which economic benefits of the intangible assets are consumed, and the applicable statutory tax rate, for every additional $10,000,000 allocated to identified intangible assets, net earnings would decrease by approximately $1,663,000 for the twelve-months ended June 30, 2008 and $352,000 for the three months ended September 30, 2008. The incremental amortization reduction of $131,000 for the twelve-months ended June 30, 2008 are due to the variance in the HPI historical push-down amortization related to its 2004 acquisition by Aviva plc, and the preliminary amounts that would have been recognized if the Company’s acquisition of HPI occurred on July 1, 2007. The net incremental effect of amortization and depreciation is $3,326,000 for the three months ended September 30, 2008 due to these assets being classified as held for sale (and therefore not depreciated or amortized) by HPI beginning on July 1, 2008.

The following table summarizes the historical U.S. GAAP amortization and depreciation changes for the twelve months ended June 30, 2008 (i) assuming the Company did not acquire HPI, (ii) assuming the Company acquired HPI on July 1, 2007, and the resulting incremental pro forma adjustments (in thousands):

For the twelve months ended June 30, 2008	No Acquisition by Solera Holdings	Acquisition by Solera Holdings	Pro Forma Adjustments
Intangible amortization	$15,466	$15,335	$(131)
Depreciation	1,533	1,533	—

Total	$16,999	$16,868	$(131)

The following table summarizes the historical U.S. GAAP amortization and depreciation for the three months ended September 30, 2008 (i) assuming the Company did not acquire HPI, (ii) assuming the Company acquired HPI on July 1, 2007, and the resulting incremental pro forma adjustments (in thousands):

For the three months ended September 30, 2008	No Acquisition by Solera Holdings(1)	Acquisition by Solera Holdings	Pro Forma Adjustments
Intangible amortization	$—	$3,101	$3,101
Depreciation	—	225	225

Total	$—	$3,326	$3,326

(1)	There was no amortization of intangibles or depreciation of tangible assets for the three month period ended September 30, 2008, as assets were Held for Sale. See note 1 to the unaudited pro forma condensed combined financial statements.

(b) Reflects higher incremental interest expense associated with the Seller Note. The Seller Note accrues interest at an annual rate of 8.0% and becomes due and payable in full on December 31, 2011, subject to certain acceleration events contained in the Seller Note and restrictions contained in the Credit Facility. Interest on the Seller Note is payable annually.

(c) Reflects lower interest income due to the assumed use of $105,437,000 (£68,448,000) of the Company’s cash and equivalents to finance a part of the cash portion of the acquisition consideration and transaction costs and assumes interest rates based on the Company’s historical average interest rate earned on cash equivalents of approximately 3.0% for each of the three months ended September 30, 2008 and the twelve months ended June 30, 2008, respectively.

(d) Represents the tax effect of unaudited pro forma combined condensed statement of earnings adjustments for the twelve months ended June 30, 2008 and the three months ended September 30, 2008, related to lower interest income, and higher interest expense using the UK statutory corporate tax rates in effect for the respective periods. The tax effect of interest income adjustments were calculated using the estimated US alternative minimum tax liability rate of approximately 2%. The tax benefit resulting from pro forma adjustments to intangible amortization is fully recorded against the deferred tax liability on the balance sheet.

(e) The aggregate purchase price of the December 19, 2008 acquisition is approximately $122,767,000 (£79,698,000), based on exchange rates as of the Acquisition Date and the pro forma balance sheet date presented herein:

The following table summarizes the pro forma changes to the net book values of HPI’s historical U.S. GAAP intangible assets, goodwill and related deferred tax liability (i) assuming the Company did not acquire HPI, (ii) assuming the Company acquired HPI on September 30, 2008 and the resulting incremental pro forma adjustments (in thousands):

	As of September 30, 2008
	No Acquisition by Solera Holdings	Acquisition by Solera Holdings	Pro forma adjustments
Intangible assets	$56,698	$82,124	$25,426
Goodwill	122,390	64,472	(57,918)
Deferred Tax Liability	(17,010)	(23,060)	(6,050)

Total	$162,078	$123,536	$(38,542)

The following table summarizes the total consideration paid for the acquisition of HPI (in thousands):

	September 30, 2008 exchange rate	December 19, 2008 exchange rate
Cash consideration (£67,056)	$121,834	$103,293
Transaction costs (£1,392)	2,530	2,144

Subtotal Cash Considerations	124,364	105,437
Note payable to Seller (£11,250)	20,440	17,330

Total (£79,698)	$144,804	$122,767

The translation adjustment from changes in the US dollar to Sterling Pound between September 30, 2008 and December 19, 2008 would have a $22,037,000 impact on the preliminary purchase price allocated to the identifiable intangible assets and goodwill. The allocation of the December 19, 2008 preliminary purchase price is summarized below (in thousands) based on exchange rates as of the Acquisition Date and the pro forma balance sheet date presented herein (in thousands):

Preliminary allocation of purchase price	September 30, 2008 exchange rate	December 19, 2008 exchange rate
Identifiable intangible assets, including customer relationships of £11,400, developed technology of £23,100, and trademarks of £10,700	$82,124	$69,626
Goodwill £35,485	64,472	54,661
Cash acquired £9,341	16,973	14,390
Deferred income tax liability (£12,692)	(23,060)	(19,551)
Net tangible assets less cash acquired £2,364	4,295	3,641

Net Assets (£79,698)	$144,804	$122,767

(f) Represents the tax effect of the differences between the purchase price allocation values and the tax basis of assets acquired.

(g) Represents elimination of the historical HPI shareholder’s equity.

(h) Represents the fair value adjustment recorded as a result of the purchase accounting done in connection with the acquisition of HPI.